Exhibit 99.1

EA REPORTS THIRD QUARTER FISCAL YEAR 2010 RESULTS

#1 Packaged Goods Publisher in North America and Europe Fiscal Year-to-Date

Digital Direct Revenue Increases 30%

FIFA 10 Sells Over 9.7 Million Copies Since Launch

REDWOOD CITY, CA – February 8, 2010 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its third quarter ended December 31, 2009.

Fiscal Third Quarter Results (comparisons are to the quarter ended December 31, 2008)

GAAP net revenue for the quarter, which includes the impact of deferred net revenue adjustments, was $1.243 billion as compared with $1.654 billion for the prior year. During the quarter, EA had a net revenue deferral of $103 million related to certain online-enabled packaged goods and digital content as compared with $88 million in the third quarter of the prior year. This $103 million deferral will be recognized in future quarters.

Non-GAAP net revenue for the quarter was $1.346 billion, down 23 percent as compared with $1.742 billion for the prior year. The decline is due to several factors, including fewer titles this holiday quarter versus the 2008 holiday quarter, and a weak overall packaged goods sector in Europe. Sales were driven by the launches of Dragon Age™: Origins, Left 4 Dead 2, and NBA Live, and catalog sales of FIFA 10, Madden NFL 10, and The Sims™ 3.

GAAP net loss for the quarter, including the impact of deferred net revenue, was $82 million as compared with a net loss of $641 million for the prior year. GAAP diluted loss per share was $0.25 as compared with GAAP diluted loss per share of $2.00 for the prior year.

Non-GAAP net income was $109 million as compared with a non-GAAP net income of $179 million a year ago. Non-GAAP diluted earnings per share was $0.33 as compared with a non-GAAP diluted earnings per share of $0.56 for the prior year.

“EA is growing share in our packaged goods business and our digital businesses continue to grow rapidly,” said John Riccitiello, Chief Executive Officer. “Mass Effect 2 is the first blockbuster of 2010 and we are looking forward to the launch of Dante’s Inferno and Battlefield Bad Company 2.”

“We are expecting an increase in FY11 full year non-GAAP earnings per share on the basis of strong cost controls and growth in our digital businesses,” said Eric Brown, Chief Financial Officer.

Highlights:

¡	Fiscal year-to-date, EA was the #1 packaged goods publisher in North America and Europe – #1 publisher on the PlayStation® 3, PC, and PSP® ; #2 publisher on Xbox 360® and Wii™ from Nintendo.
¡	Digital non-GAAP net revenue was an all time quarter high at $152 million – up 30 percent fiscal year-to-date versus last year.
¡	EA has reduced operating costs and projects fiscal year 2011 non-GAAP costs down $100 million versus fiscal year 2010.

¡

Five titles launched this quarter with a Metacritic rating of 80 or above – including: Dragon Age: Origins, EA SPORTS Active™ More Workouts, The Sims 3 World Adventures, Brütal Legend™, and Left 4 Dead 2. EA has 19 titles rated at 80 or above in calendar 2009.

¡	FIFA 10 has sold over 9.7 million copies since launch.
¡	EA’s Pogo™ is the #1 online game site worldwide measured by user engagement.
¡	EA’s online games subscribers totaled 1.9 million in the quarter – this includes Pogo, as well as massively multiplayer online (MMO) subscribers.
¡

EA Mobile™, the world’s leading publisher of games for phones, generated $57 million of non-GAAP net revenue in the quarter, an increase of 14 percent year-over-year. EA mobile had seven of the top eleven games on the iPhone®/iPod touch™ in December and seven of the top ten games on Verizon for the quarter.

¡	Playfish had two of the top ten Facebook games for the quarter.

Business Outlook

The following forward-looking statements, as well as those made above, reflect expectations as of February 8, 2010. Results may be materially different and are affected by many factors, including: development delays on EA’s products; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; expected savings and impact on EA’s operations of the Company’s cost reduction plan; consumer demand for console hardware and the ability of the console manufacturers to produce an adequate supply of consoles to meet that demand; changes in foreign exchange rates; the financial impact of the Playfish acquisition and potential future acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

EA is providing updated guidance for fiscal year 2010 and initial guidance for fiscal year 2011.

Fourth Quarter Fiscal Year 2010 Expectations – Ending March 31, 2010

¡	GAAP net revenue is expected to be approximately $925 million to $1.0 billion.
¡	Non-GAAP net revenue is expected to be approximately $800 to $850 million.
¡	The Company expects GAAP diluted earnings per share to be approximately $0.05 to $0.23.
¡	Non-GAAP diluted earnings per share is expected to be approximately $0.02 to $0.06.
¡	For purposes of calculating fourth quarter fiscal year 2010 earnings per share, the Company estimates a share count of 328 million to compute both GAAP and non-GAAP earnings per share.
¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	Non-GAAP net revenue is expected to be $125 to $150 million lower due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $50 million of estimated stock-based compensation;
—	Approximately $20 million of amortization of intangible assets;
—	Approximately $35 million of restructuring charges; and
—	($10) to $10 million in the difference between the Company’s GAAP and non-GAAP tax expenses, excluding the impact of tax-related charges that may arise in connection with the Playfish integration.

First Quarter Fiscal Year 2011 Expectations – Ending June 30, 2010

¡	GAAP net revenue is expected to be approximately $710 to $750 million.
¡	Non-GAAP net revenue is expected to be approximately $460 to $500 million.
¡	GAAP diluted earnings/(loss) per share is expected to be approximately a ($0.05) loss to a $0.05 profit.
¡	Non-GAAP diluted loss per share is expected to be approximately ($0.35) to ($0.40).
¡

For purposes of calculating first quarter fiscal year 2011 earnings/(loss) per share, the Company estimates a share count of 327 million for GAAP losses and 329 million for GAAP profits; for non-GAAP loss per share, the Company estimates a share count of 327 million.

¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	Non-GAAP net revenue is expected to be approximately $250 million lower due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $50 million of estimated stock-based compensation;
—	Approximately $15-20 million of amortization of intangible assets;
—	Approximately $5 million of restructuring charges; and
—	$50 to $60 million in the difference between the Company’s GAAP and non-GAAP tax expenses.

Fiscal Year 2011 Expectations – Ending March 31, 2011

¡	GAAP net revenue is expected to be approximately $3.45 to $3.70 billion.
¡	Non-GAAP net revenue is expected to be approximately $3.65 to $3.90 billion.
¡	GAAP diluted loss per share is expected to be approximately ($0.60) to ($0.90).
¡	Non-GAAP diluted earnings per share is expected to be approximately $0.50 to $0.70.
¡

For purposes of calculating fiscal year 2011 GAAP loss per share, the Company estimates a share count of 328 million and for non-GAAP earnings per share, the Company estimates a share count of 330 million.

¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	Non-GAAP net revenue is expected to be approximately $200 million higher due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $195 million of estimated stock-based compensation;
—	Approximately $75 million of amortization of intangible assets;
—	$10 to $15 million of restructuring charges; and
—	($24) to ($54) million in the difference between the Company’s GAAP and non-GAAP tax expenses.

¡	The fiscal year 2011 launch schedule is expected to be more consistent with years prior to fiscal year 2010, with non-GAAP revenue to be allocated as follows during the fiscal year:
—	Q1: approximately 13%
—	Q2: approximately 25%
—	Q3: approximately 40% and
—	Q4: approximately 20% to 25%

Key Titles – Fiscal Year 2011:

Quarter	Label	Title	Console	Handheld (1)	PC
Q1
	Games	Skate 3	X
		Need for Speed World			X
	SPORTS	2010 FIFA World Cup South Africa	X	X
		Tiger Woods PGA TOUR 11	X	X
Q2
	Games	APB/All Points Bulletin (2)			X
		Medal of Honor Title TBA	X	X	X
	SPORTS	NCAA Football 11	X	X
		EA SPORTS FIFA Online			X
		Madden NFL 11	X	X
		FIFA 11	X	X	X
		NHL 11	X
	Play	Monopoly Title TBA	X	X
		MySims Title TBA	X	X
Q3
	Games	Crysis 2 (3)	X		X
		Need For Speed Title TBA	X	X	X
		DTC Game For Console Online (4)	X
	SPORTS	FIFA Manager 11			X
		NBA Jam	X
		NBA LIVE 11	X	X
		EA SPORTS Active Title TBA	X
		EA SPORTS Active Title TBA	X
		EA SPORTS MMA	X	X
	Play	Hasbro Family Game Night Title TBA	X
		Hasbro Littlest Pet Shop Title TBA		X
		Harry Potter Title TBA	X	X	X
		The Sims 3 on Console Title TBA	X	X
		TBA	X	X	X
Q4
	Games	Dead Space 2	X	X
		Dragon Age Title TBA	X	X	X
		Shooter from Epic TBA (3)	X		X
		Need For Speed Title TBA	X		X
		Action Title TBA (4)	X
	SPORTS	Fighting Title TBA	X
	Play	Hasbro Title TBA (4)	X
		New Sims Title TBA			X
		Spore Title TBA	X		X

The Key Titles Schedule for Fiscal Year 2011 speaks only as of February 8, 2010 and is subject to change. Electronic Arts assumes no obligation to update this schedule.

(1)	Handhelds include mobile handsets
(2)	Distribution Title
(3)	Co-Published Title
(4)	Console Full Game Download

Conference Call

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal third quarter ended December 31, 2009 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: (877) 857-6176, access code 220497, or via webcast: http://investor.ea.com.

A dial-in replay of the conference call will be provided until February 15, 2010 at (719) 457-0820, access code 220497. A webcast archive of the conference call will be available for one year at http://investor.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquired in-process technology
¡	Amortization of intangibles
¡	Certain abandoned acquisition-related costs
¡	Change in deferred net revenue (packaged goods and digital content)
¡	Goodwill impairment
¡	Loss on lease obligation and facilities acquisition
¡	Loss on licensed intellectual property commitment
¡	Losses (gains) on strategic investments
¡	Restructuring charges
¡	Stock-based compensation
¡	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Electronic Arts generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Electronic Arts believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Certain Abandoned Acquisition-Related Costs. Electronic Arts incurred significant legal, banking and other consulting fees related to the Company’s proposed acquisition and related cash tender offer for all of the outstanding shares of Take-Two Interactive Software, Inc. On August 18, 2008, the Company allowed the tender offer to expire without purchasing any shares of Take-Two and, on September 14, 2008, the Company announced that it had terminated discussions with Take-Two. The costs incurred in connection with the abandoned proposal and tender offer were outside the ordinary course of business and were excluded by the Company when assessing the performance of its management team. As such, the Company believes it is appropriate to exclude such expenses from its non-GAAP financial measures.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated life of the game. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Goodwill Impairment. Adverse economic conditions, including the decline in the Company’s market capitalization and expected financial performance, indicated that a potential impairment of goodwill existed during the three months ended December 31, 2008. As a result, the Company performed goodwill impairment tests for its reporting units and determined that goodwill related to its mobile reporting unit was impaired. As the Company excludes the GAAP impact of acquired intangible assets (such as goodwill) from its financial results when analyzing the operating performance of an acquisition in subsequent periods, Electronic Arts believes it is appropriate to exclude goodwill impairment charges from its non-GAAP financial measures.

Loss on Lease Obligation and Facilities Acquisition. During the second quarter of fiscal 2010, Electronic Arts completed the acquisition of its headquarters facilities in Redwood City, California pursuant to the terms of the loan financing agreements underlying the build-to-suit leases for the facilities. These leases expired in July 2009, and had previously been accounted for as operating leases. The total amount paid under the terms of the leases was $247 million, of which $233 million related to the purchase price of the facilities and $14 million was for the loss on our lease obligation. In addition, Electronic Arts recorded a tax benefit of approximately $31 million, consisting of approximately $6 million related to the loss on our lease obligation, and a $25 million reduction in our valuation allowance due to the acquisition. As a result of this lease obligation and facility acquisition, on an after-tax basis, Electronic Arts incurred a positive net income effect of $17 million. Electronic Arts’ management excluded the effect of this transaction when evaluating the Company’s operating performance and when assessing the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our Non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Losses (Gains) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Video game platforms have historically had a life cycle of four to six years, which causes the video game software market to be cyclical. The Company’s management analyzes its business and operating performance in the context of these business cycles, comparing Electronic Arts’ performance at similar stages of different cycles. For comparability purposes, Electronic Arts believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its core business.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s fiscal years 2010 and 2011 guidance information under the heading “Business Outlook”, and the fiscal year 2011 key title slate, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the consumer demand for, and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PLAYSTATION®3 computer entertainment system and the Wii™); the Company’s ability to predict consumer preferences among competing hardware platforms; the financial impact of the Playfish acquisition and potential future acquisitions by EA; the Company’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment; the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as the Company’s ability to estimate and recognize goodwill impairment charges and make tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of the Company’s key customers, and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009. These forward-looking statements speak only as of February 8, 2010. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts. While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2009.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is a leading global interactive entertainment software company. Founded in 1982, the Company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, wireless devices and the Internet. Electronic Arts markets its products under four brand names: EA SPORTSTM, EATM , EA MobileTM and POGOTM. In fiscal 2009, EA posted GAAP net revenue of $4.2 billion and had 31 titles that sold more than one million copies. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

For additional information, please contact:

Mary Vegh	Jeff Brown
Manager, Investor Relations	Vice President, Corporate Communications
650-628-3916	650-628-7922
mvegh@ea.com	jbrown@ea.com

EA, EA SPORTS, EA Mobile, POGO, Dante’s Inferno, Dead Space, EA SPORTS Active, Medal of Honor, MySims, Need for Speed, Skate, Spore and The Ripper are trademarks of Electronic Arts Inc. Dragon Age is a trademark of EA International (Studio and Publishing) Ltd. LITTLEST PET SHOP, HASBRO FAMILY GAME NIGHT and BATTLESHIP are trademarks of Hasbro and used with permission. Brütal Legend is a trademark of Double Fine Productions, Inc. Crysis is a registered trademark of Crytek. Harry Potter is a trademark and copyright of Warner Bros. Entertainment Inc. John Madden, NFL, NBA, NCAA, 2010 FIFA World Cup South Africa, FIFA, Tiger Woods, PGA TOUR and NHL are trademarks or other intellectual property of their respective owners and used with permission. Xbox and Xbox 360 are trademarks of the Microsoft group of companies and are used under license from Microsoft. “PlayStation” and “PSP are registered trademarks of Sony Computer Entertainment Inc. Wii is a trademark of Nintendo. iPhone and iPod touch are trademark of Apple Inc. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Net revenue	$1,243	$1,654	$2,675	$3,352
Cost of goods sold	654	925	1,568	1,778

Gross profit	589	729	1,107	1,574

Operating expenses:
Marketing and sales	208	250	559	575
General and administrative	84	82	241	258
Research and development	290	299	918	1,027
Acquired in-process technology	-	1	-	3
Amortization of intangibles	14	15	38	46
Certain abandoned acquisition-related costs	-	-	-	21
Goodwill impairment	-	368	-	368
Restructuring charges	100	18	120	41

Total operating expenses	696	1,033	1,876	2,339

Operating loss	(107)	(304)	(769)	(765)

Losses on strategic investments	(1)	(27)	(25)	(67)
Interest and other income (expense), net	(2)	14	8	36

Loss before provision for (benefit from) income taxes	(110)	(317)	(786)	(796)

Provision for (benefit from) income taxes	(28)	324	(79)	250

Net loss	$(82)	$(641)	$(707)	$(1,046)

Loss per share
Basic and diluted	$(0.25)	$(2.00)	$(2.18)	$(3.28)

Number of shares used in computation
Basic and diluted	325	321	324	319

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income and non-GAAP diluted earnings per share.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
Net loss	$(82)	$(641)	$(707)	$(1,046)

Acquired in-process technology	-	1	-	3
Amortization of intangibles	14	15	38	46
Certain abandoned acquisition-related costs	-	-	-	21
Change in deferred net revenue (packaged goods and digital content)	103	88	634	125
COGS amortization of intangibles	2	4	8	11
Goodwill impairment	-	368	-	368
Loss on lease obligation (G&A)	-	-	14	-
Loss on licensed intellectual property commitment (COGS)	-	-	(2)	-
Losses on strategic investments	1	27	25	67
Restructuring charges	100	18	120	41
Stock-based compensation	42	44	119	147
Income tax adjustments	(71)	255	(127)	241

Non-GAAP net income	$109	$179	$122	$24

Non-GAAP diluted earnings per share	$0.33	$0.56	$0.37	$0.07

Number of diluted shares used in computation	327	322	326	325

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	December 31, 2009	March 31, 2009 (a)
ASSETS

Current assets:
Cash and cash equivalents	$1,114	$1,621
Short-term investments	352	534
Marketable equity securities	318	365
Receivables, net of allowances of $267 and $217, respectively	495	116
Inventories	144	217
Deferred income taxes, net	95	51
Other current assets	264	216

Total current assets	2,782	3,120

Property and equipment, net	550	354
Goodwill	1,097	807
Acquisition-related intangibles, net	215	221
Deferred income taxes, net	74	61
Other assets	221	115

TOTAL ASSETS	$4,939	$4,678

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$186	$152
Accrued and other current liabilities	790	723
Deferred net revenue (packaged goods and digital content)	895	261

Total current liabilities	1,871	1,136

Income tax obligations	281	268
Deferred income taxes, net	49	42
Other liabilities	139	98

Total liabilities	2,340	1,544

Common stock	3	3
Paid-in capital	2,265	2,142
Retained earnings	93	800
Accumulated other comprehensive income	238	189

Total stockholders’ equity	2,599	3,134

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,939	$4,678

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2009	2008	2009	2008
OPERATING ACTIVITIES

Net loss	$(82)	$(641)	$(707)	$(1,046)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Acquired in-process technology	-	1	-	3
Depreciation, amortization and accretion, net	48	48	142	152
Goodwill impairment	-	368	-	368
Net (gains) losses on investments and sale of property and equipment	(3)	27	20	67
Other non-cash restructuring charges	20	2	27	18
Stock-based compensation	68	44	145	147
Change in assets and liabilities:
Receivables, net	162	(223)	(356)	(476)
Inventories	107	35	77	(128)
Other assets	(19)	12	(53)	30
Accounts payable	(87)	(2)	36	102
Accrued and other liabilities	(115)	73	(42)	177
Deferred income taxes, net	19	380	(24)	258
Deferred net revenue (packaged goods and digital content)	103	88	634	125

Net cash provided by (used in) operating activities	221	212	(101)	(203)

INVESTING ACTIVITIES

Purchase of headquarters facilities	-	-	(233)	-
Capital expenditures	(16)	(27)	(50)	(90)
Proceeds from sale of marketable equity securities	6	-	10	-
Proceeds from maturities and sales of short-term investments	302	100	657	610
Purchase of short-term investments	(72)	(146)	(477)	(459)
Acquisition-related restricted cash	(100)	-	(100)	-
Acquisition of subsidiaries, net of cash acquired	(275)	(16)	(278)	(58)

Net cash provided by (used in) investing activities	(155)	(89)	(471)	3

FINANCING ACTIVITIES

Proceeds from issuance of common stock	-	6	25	75
Excess tax benefit from stock-based compensation	13	(14)	13	2

Net cash provided by (used in) financing activities	13	(8)	38	77

Effect of foreign exchange on cash and cash equivalents	(7)	(33)	27	(51)

Increase (decrease) in cash and cash equivalents	72	82	(507)	(174)
Beginning cash and cash equivalents	1,042	1,297	1,621	1,553

Ending cash and cash equivalents	1,114	1,379	1,114	1,379

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$1,654	$860	$644	$788	$1,243	(25%)
Change in deferred net revenue (packaged goods and digital content)	88	(251)	172	359	103

Non-GAAP net revenue	$1,742	$609	$816	$1,147	$1,346	(23%)

Gross Profit
GAAP gross profit	$729	$511	$323	$195	$589	(19%)
Change in deferred net revenue (packaged goods and digital content)	88	(251)	172	359	103
COGS amortization of intangibles	4	3	3	3	2
Loss on licensed intellectual property commitment (COGS)	-	38	-	(2)	-
Stock-based compensation	-	1	1	-	-

Non-GAAP gross profit	$821	$302	$499	$555	$694	(15%)

GAAP gross profit % (as a % of GAAP net revenue)	44%	59%	50%	25%	47%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	47%	50%	61%	48%	52%

Operating Income (Loss)
GAAP operating loss	$(304)	$(62)	$(245)	$(417)	$(107)	(65%)
Acquired in-process technology	1	-	-	-	-
Amortization of intangibles	15	12	12	12	14
Change in deferred net revenue (packaged goods and digital content)	88	(251)	172	359	103
COGS amortization of intangibles	4	3	3	3	2
Goodwill impairment	368	-	-	-	-
Loss on lease obligation (G&A)	-	-	-	14	-
Loss on licensed intellectual property commitment (COGS)	-	38	-	(2)	-
Restructuring charges	18	39	14	6	100
Stock-based compensation	44	56	33	44	42

Non-GAAP operating income (loss)	$234	$(165)	$(11)	$19	$154	(34%)

GAAP operating loss % (as a % of GAAP net revenue)	(18%)	(7%)	(38%)	(53%)	(9%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	13%	(27%)	(1%)	2%	11%

Net Income (Loss)
GAAP net loss	$(641)	$(42)	$(234)	$(391)	$(82)	(87%)
Acquired in-process technology	1	-	-	-	-
Amortization of intangibles	15	12	12	12	14
Change in deferred net revenue (packaged goods and digital content)	88	(251)	172	359	103
COGS amortization of intangibles	4	3	3	3	2
Goodwill impairment	368	-	-	-	-
Loss on lease obligation (G&A)	-	-	-	14	-
Loss on licensed intellectual property commitment (COGS)	-	38	-	(2)	-
(Gains) losses on strategic investments	27	(5)	16	8	1
Restructuring charges	18	39	14	6	100
Stock-based compensation	44	56	33	44	42
Income tax adjustments	255	30	(22)	(34)	(71)

Non-GAAP net income (loss)	$179	$(120)	$(6)	$19	$109	(39%)

GAAP net loss % (as a % of GAAP net revenue)	(39%)	(5%)	(36%)	(50%)	(7%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	10%	(20%)	(1%)	2%	8%

Diluted Earnings (Loss) Per Share
GAAP loss per share	$(2.00)	$(0.13)	$(0.72)	$(1.21)	$(0.25)	(88%)
Non-GAAP diluted earnings (loss) per share	$0.56	$(0.37)	$(0.02)	$0.06	$0.33	(41%)

Number of shares used in computation
Basic	321	322	323	324	325
Diluted	322	322	323	325	327

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Geography Net Revenue
North America	957	471	343	479	693	(28%)
Europe	623	336	258	268	489	(22%)
Asia	74	53	43	41	61	(18%)

Total GAAP Net Revenue	1,654	860	644	788	1,243	(25%)

North America	(47)	(105)	106	159	87
Europe	123	(133)	61	191	8
Asia	12	(13)	5	9	8

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	88	(251)	172	359	103

North America	910	366	449	638	780	(14%)
Europe	746	203	319	459	497	(33%)
Asia	86	40	48	50	69	(20%)

Total Non-GAAP Net Revenue	1,742	609	816	1,147	1,346	(23%)

North America	58%	55%	53%	61%	56%
Europe	38%	39%	40%	34%	39%
Asia	4%	6%	7%	5%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	52%	60%	55%	56%	58%
Europe	43%	33%	39%	40%	37%
Asia	5%	7%	6%	4%	5%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Publisher Net Revenue (a)
Publishing	1,225	744	579	553	978	(20%)
Distribution	429	116	65	235	265	(38%)

Total GAAP Net Revenue	1,654	860	644	788	1,243	(25%)

Publishing	88	(251)	172	359	103
Distribution	-	-	-	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	88	(251)	172	359	103

Publishing	1,313	493	751	912	1,081	(18%)
Distribution	429	116	65	235	265	(38%)

Total Non-GAAP Net Revenue	1,742	609	816	1,147	1,346	(23%)

Publishing	74%	87%	90%	70%	79%
Distribution	26%	13%	10%	30%	21%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing	75%	81%	92%	80%	80%
Distribution	25%	19%	8%	20%	20%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition
Packaged Goods	1,480	705	495	636	1,055	(29%)
Wireless, Internet-derived, and Advertising (Digital)	126	112	117	128	133	6%
Licensing and Other	48	43	32	24	55	15%

Total GAAP Net Revenue	1,654	860	644	788	1,243	(25%)

Packaged Goods	97	(248)	165	349	84
Wireless, Internet-derived, and Advertising (Digital)	(9)	(2)	7	10	19
Licensing and Other	-	(1)	-	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	88	(251)	172	359	103

Packaged Goods	1,577	457	660	985	1,139	(28%)
Wireless, Internet-derived, and Advertising (Digital)	117	110	124	138	152	30%
Licensing and Other	48	42	32	24	55	15%

Total Non-GAAP Net Revenue	1,742	609	816	1,147	1,346	(23%)

Packaged Goods	89%	82%	77%	81%	85%
Wireless, Internet-derived, and Advertising (Digital)	8%	13%	18%	16%	11%
Licensing and Other	3%	5%	5%	3%	4%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Packaged Goods	90%	75%	81%	86%	85%
Wireless, Internet-derived, and Advertising (Digital)	7%	18%	15%	12%	11%
Licensing and Other	3%	7%	4%	2%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

(a)	Publishing includes all net revenue other than Distribution.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Platform Net Revenue
Xbox 360	448	132	73	171	348	(22%)
Wii	254	126	161	142	196	(23%)
PLAYSTATION 3	297	197	121	142	236	(21%)
PlayStation 2	179	53	27	40	44	(75%)

Total Consoles	1,178	508	382	495	824	(30%)
Wireless	49	49	50	51	56	14%
Nintendo DS	118	38	28	22	63	(47%)
PSP	36	44	38	20	30	(17%)

Total Mobile	203	131	116	93	149	(27%)
PC	215	180	124	173	212	(1%)
Other	58	41	22	27	58	-

Total GAAP Net Revenue	1,654	860	644	788	1,243	(25%)

Xbox 360	-	3	63	189	29
Wii	27	(32)	23	(2)	1
PLAYSTATION 3	58	(113)	(22)	180	49
PlayStation 2	(11)	(20)	(7)	14	-
Wireless	1	(1)	-	(1)	1
PSP	34	(23)	(16)	19	3
PC	(21)	(65)	131	(40)	8
Nintendo DS	-	-	-	-	12
Other	-	-	-	-	-

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	88	(251)	172	359	103

Xbox 360	448	135	136	360	377	(16%)
PLAYSTATION 3	355	84	99	322	285	(20%)
Wii	281	94	184	140	197	(30%)
PlayStation 2	168	33	20	54	44	(74%)

Total Consoles	1,252	346	439	876	903	(28%)
Wireless	50	48	50	50	57	14%
PSP	70	21	22	39	33	(53%)
Nintendo DS	118	38	28	22	75	(36%)

Total Mobile	238	107	100	111	165	(31%)
PC	194	115	255	133	220	13%
Other	58	41	22	27	58	-

Total Non-GAAP Net Revenue	1,742	609	816	1,147	1,346	(23%)

Xbox 360	27%	15%	11%	22%	28%
Wii	15%	15%	25%	18%	16%
PLAYSTATION 3	18%	23%	19%	18%	19%
PlayStation 2	11%	6%	4%	5%	3%

Total Consoles	71%	59%	59%	63%	66%
Wireless	3%	6%	8%	6%	5%
Nintendo DS	7%	4%	4%	3%	5%
PSP	2%	5%	6%	3%	2%

Total Mobile	12%	15%	18%	12%	12%
PC	13%	21%	19%	22%	17%
Other	4%	5%	4%	3%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	26%	22%	17%	31%	28%
PLAYSTATION 3	20%	14%	12%	28%	21%
Wii	16%	16%	23%	12%	15%
PlayStation 2	10%	5%	2%	5%	3%

Total Consoles	72%	57%	54%	76%	67%
Wireless	3%	8%	6%	5%	4%
PSP	4%	3%	3%	3%	2%
Nintendo DS	7%	6%	3%	2%	6%

Total Mobile	14%	17%	12%	10%	12%
PC	11%	19%	31%	12%	17%
Other	3%	7%	3%	2%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY09	Q4 FY09	Q1 FY10	Q2 FY10	Q3 FY10	YOY % Change
CASH FLOW DATA

Operating cash flow	212	215	(328)	6	221	4%
Operating cash flow - TTM	82	12	(25)	105	114	39%
Capital expenditures	27	25	8	26	16	(41%)
Capital expenditures - TTM	112	115	92	86	75	(33%)
Purchase of headquarters facilities	-	-	-	233	-	-

BALANCE SHEET DATA

Cash and cash equivalents	1,379	1,621	1,205	1,042	1,114	(19%)
Short-term investments	580	534	634	583	352	(39%)
Marketable equity securities	302	365	440	387	318	5%
Receivables, net	794	116	375	646	495	(38%)
Inventories	295	217	215	250	144	(51%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	512	261	433	792	895
Less: Beginning of the quarter	424	512	261	433	792

Change in deferred net revenue (packaged goods and digital content)	88	(251)	172	359	103

STOCK-BASED COMPENSATION

Cost of goods sold	-	1	1	-	-
Marketing and sales	5	5	3	5	4
General and administrative	11	13	5	10	9
Research and development	28	37	24	29	29

Total Stock-Based Compensation (excluding restructuring charges)	44	56	33	44	42

Restructuring charges	-	-	-	-	26

Total Stock-Based Compensation (including restructuring charges)	44	56	33	44	68

EMPLOYEES	9,760	9,106	8,948	8,829	8,537	(13%)

PLATFORM SKU RELEASES (Excludes Co-Publishing, Distribution and Wireless)

Xbox 360	8	6	4	8	6
PLAYSTATION 3	7	5	4	8	6
Wii	12	4	6	6	8
PlayStation 2	7	1	2	4	-
Xbox	-	-	-	-	-

Total Consoles	34	16	16	25	20
PSP	3	1	2	5	1
Nintendo DS	9	7	2	4	11

Total Mobile	12	8	4	9	12
PC	10	6	3	3	4

Total SKUs	56	30	23	38	36

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Fact Sheet

PRODUCT RELEASES

Q3 FY10

	Xbox 360	PS3	Wii	Wire- less	PSP	NDS	PC
Publishing
Auditorium				X
Brütal Legend™	X	X
Charm Girls Club™ My Fashion Mall						X
Charm Girls Club™ My Fashion Show						X
Charm Girls Club™ My Perfect Prom						X
Charm Girls Club™ Pajama Party			X
Doom II RPG™				X
Dragon Age™: Origins	X	X					X
EA SPORTS Active™ More Workouts			X
FIFA 10				X
FIFA Manager 10							X
Foto Face™: The Face Stealer Strikes						X
HASBRO FAMILY GAME NIGHT 2			X			X
LITTLEST PET SHOP				X
LITTLEST PET SHOP Friends			X
LITTLEST PET SHOP™ Beach Friends						X
LITTLEST PET SHOP™ City Friends						X
LITTLEST PET SHOP™ Country Friends						X
Madden NFL Arcade	X	X
Marble Madness				X
Mirror’s Edge™ 2D							X
NBA LIVE 10	X	X			X
NBA Live by EA SPORTS™				X
NCAA® Basketball 10	X	X
Need for Speed™ Nitro			X			X
Nerf N-Strike™ Elite			X
Saboteur™	X	X					X
SimAnimals™ Africa			X			X
SPORE™ Creatures				X
Spore™ Hero			X			X
Tetris® Revolution				X
The Simpsons™ Arcade				X

Distribution
Left 4 Dead™ 2						X	X

All trademarks are the property of their respective owners